EXHIBIT 99.1

              MPOWER HOLDING FILES PRE-NEGOTIATED RECAPITALIZATION
                        PLAN TO SIGNIFICANTLY REDUCE DEBT

                  Mpower Expects to Improve Financial Position
                     while Maintaining Service to Customers

ROCHESTER, NY -- April 8, 2002 -- Mpower Holding Corporation (OTC:MPWR) announced that it has taken the next step in its proposed recapitalization plan to retire $583.4 million in debt and preferred stock. Today, Mpower and its subsidiaries, Mpower Communications Corp. and Mpower Lease Corporation, filed a voluntary, pre-negotiated plan under Chapter 11 of the Federal bankruptcy code in the U.S. Bankruptcy Court for the District of Delaware.


"By filing our plan with the court, we are advancing toward our goal of substantially reducing our debt, while maintaining our commitment to our nearly 120,000 customers. We fully expect to operate business as usual as we move through this process, continuing to invest in serving our customers and growing our business," said Mpower Communications Chief Executive Officer Rolla P. Huff. "With the support of a majority of our debt holders and preferred stockholders already in place, we believe we are now in a position to efficiently restructure our balance sheet and hope to complete this process as quickly as possible."


As previously announced, Mpower has reached agreement with 99% of its 2010 Senior Noteholders and more than two-thirds of its preferred shareholders on its proposed recapitalization plan which would eliminate $583.4 million in debt and preferred stock, as well as $50 million in annual interest expense and $15 million in annual dividend payments in exchange for $19 million in cash and additional shares of common stock. The $19 million was distributed to the eligible 2010 Senior Noteholders on March 28, 2002.


"Upon court approval of our recapitalization plan, our reorganized company will have less than $50 million in debt," added Huff. "This would position Mpower as one of the few telecommunications companies in the industry with little or no debt, which we believe will make us a financially stronger partner for our customers, employees, shareholders and suppliers."


As a result of this filing, Mpower's common and preferred stock are expected to trade on the NASD OTC under the symbols MPWRQ and MPWRPQ, respectively.


About Mpower
Mpower Holding Corporation is the parent company of Mpower Communications Corp., a facilities-based broadband communications provider offering a full range of data, telephony, Internet access and Web hosting services for small and medium-size business customers. Further information about the company can be found at www.mpowercom.com.


Forward-Looking Statements
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Mpower Holding Corporation cautions investors that certain statements contained in this press release that state management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, receipt of the requisite support pursuant to federal bankruptcy laws for the proposed recapitalization plan from those entitled to vote on the proposed recapitalization plan, meeting the requirements of the federal bankruptcy code for confirmation of the proposed recapitalization plan, judicial approval of the proposed recapitalization plan in accordance with all relevant bankruptcy laws, projections of future sales, market acceptance of our product offerings, our ability to secure adequate financing or equity capital to fund our operations, network expansion and proposed recapitalization plan, our ability to reduce our outstanding indebtedness, our ability to manage rapid growth and maintain a high level of customer service, the performance of our network and equipment, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, changes in technology, price competition and other market conditions and risks detailed from time to time in Mpower's Securities and Exchange Commission filings.

                                    Contacts

                Media Inquiries:                   Investor Relations Inquiries:
                Michele D. Sadwick                 Michael R. Daley
                Vice President                     Chief Financial Officer
                (716)218-6542                      (716)218-6543
                msadwick@mpowercom.com             mdaley@mpowercom.com
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